Exhibit 107

Calculation of Filing Fee Tables

Form F-10
(Form Type)

Metalla Royalty & Streaming Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Common Shares, Warrants, Subscription Receipts, Units and Share Purchase Contracts (1)	457(o)	$218,160,000 (1)	(1)	$218,160,000 (1)(2)	$ 0.00014760	$32,200.42
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$218,160,000		$32,200.42
	Total Fees Previously Paid							-
	Total Fee Offsets							$20,783.00
	Net Fee Due							$11,417.42

(1) There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, units or share purchase contracts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed US$218,160,000 (converted from C$300,000,000 at an exchange rate of US$1.00=C$0.7272, which was the daily exchange rate as reported by the Bank of Canada on June 14, 2024, a date within 5 business days of filing this Registration Statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2-Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Metalla Royalty & Streaming Ltd.	F-10	333-237887	04/29/20		$8,420 (1)	Unallocated (Universal) Shelf	(1)	(1)	$64,874,723.61
	Metalla Royalty & Streaming Ltd.	F-10	333-264810	05/10/22		$12,363 (2)	Unallocated (Universal) Shelf	(2)	(2)	$133,369,902.91
Fee Offset Sources	Metalla Royalty & Streaming Ltd.	F-10	333-237887		04/29/20						$8,420 (3)
	Metalla Royalty & Streaming Ltd.	F-10	333-264810		05/10/22						$12,363 (3)

(1) The Registrant previously paid a registration fee of $18,424 in connection with its Registration Statement on Form F-10 (File No. 333-237887) (the "2020 Registration Statement"), filed on April 29, 2020, which registered an aggregate principal amount of $141,944,642 of common shares, warrants, subscription receipts, units and share purchase contracts to be offered by the Registrant from time to time (together, the "Original Offerings"). The gross proceeds from the Original Offerings were up to $70,420,000. The Registrant has terminated or completed any offering that included the unsold securities under the 2020 Registration Statement.  Pursuant to Rule 457(p), the initially unused fee of $9,283.69 was carried forward to its Registration Statement on Form F-10 (File No. 333-264810) (the "2022 Registration Statement"), filed on May 10, 2022, which registered an aggregate principal amount of $233,517,552.74 of common shares, warrants, subscription receipts, units and share purchase contracts to be offered by the Registrant from time to time (together, the "Subsequent Offerings"). The gross proceeds from the Subsequent Offerings were up to $6,649,918.39, which for purposes of this fee table has been applied to reduce the unsold aggregate offering amount and associated fee offset claimed with respect to the 2020 Registration Statement.

(2) The Registrant previously paid a registration fee of $12,363.39 in connection with the 2022 Registration Statement.  No portion of the $133,369,902.91 aggregate offering amount associated with this fee was sold. The Registrant has terminated or completed any offering that included the unsold securities under the 2022 Registration Statement.

(3) Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward to this registration statement $20,783 that was previously paid in connection with the Registrant's 2020 Registration Statement and 2022 Registration Statement.